Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated February 23, 2010, with respect to the consolidated financial statements of Temple-Inland Inc., included in the 2009 Annual Report to Shareholders of Temple-Inland Inc.
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-8 No. 333-161835) of Temple-Inland Inc.

2)	Registration Statement (Form S-3 No. 333-156028) of Temple-Inland Inc.

3)	Registration Statement (Form S-8 No. 333-151071) of Temple-Inland Inc.

4)	Registration Statement (Form S-8 No. 333-113180) of Temple-Inland Inc.

5)	Registration Statement (Form S-8 No. 333-105072) of Temple-Inland Inc.

6)	Registration Statement (Form S-8 No. 333-33702) of Temple-Inland Inc.
of our report dated February 23, 2010, with respect to the consolidated financial statements of Temple-Inland Inc., incorporated herein by reference, and our report dated February 23, 2010, with respect to the effectiveness of Temple-Inland Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended January 2, 2010.
/s/ Ernst & Young
Austin, Texas
February 23, 2010